Exhibit 99.1

July 23, 2024 Securities and Exchange Commission Washington, D.C. 20549

Commissioners:

We have read Terracycle US Inc.’s statements included under Item 4. of its Form 1-U filed on July 23, 2024 and we agree with such statements concerning our firm.